EXHIBIT 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Jesse E. Gary and John DeZee, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of a Registration Statement on Form S-8 (the “Registration Statement”) in respect of the Century Aluminum Company 2025 Incentive Plan and any and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of Century Aluminum Company and the names of the undersigned directors and officers in the capacities indicated below to such Registration Statement and all amendments or post-effective amendments thereto:

Signature	Title	Date

/s/Jesse E. Gary	President and Chief Executive Officer, Director	June 16, 2025
Jesse E. Gary	(Principal Executive Officer)

/s/Jarl Berntzen	Director	June 16, 2025
Jarl Berntzen

/s/Errol Glasser	Director	June 16, 2025
Errol Glasser

/s/ Wilhelm van Jaarsveld	Director	June 16, 2025
Wilhelm van Jaarsveld

/s/Andrew Michelmore	Director	June 16, 2025
Andrew Michelmore

/s/Jennifer Bush	Director	June 16, 2025
Jennifer Bush

/s/Tamla A. Olivier	Director	June 16, 2025
Tamla A. Olivier

/s/Peter Trpkovski	Executive Vice President and Chief Financial Officer	June 16, 2025
Peter Trpkovski	(Principal Financial Officer)

/s/Robert Hoffman	Senior Vice President, Chief Information Officer and Chief Accounting Officer	June 16, 2025
Robert Hoffman	(Principal Accounting Officer)